Exhibit 99.2

Z Trim Holdings Announces Formation of Advisory Board Comprised of Top Food Industry Executives

Advisors Participate in Z Trim Investment Through New York’s Brightline Ventures

MUNDELEIN, Ill. -- November 29, 2011 -- Z Trim Holdings, Inc. (OTC: ZTHO), manufacturer of multifunctional dietary fiber ingredients for the food industry, today announced that the Company has formed a Board of Advisors to assist management and its Board of Directors in strategic planning and business development initiatives.

The initial members of the Board of Advisors include former Senior Level executives from some of the largest organizations in the food industry. Listed in alphabetical order, the initial members are:

¤	Gordon Brunner – Former CTO at Procter & Gamble®
¤	Roger Enrico – Former CEO of PepsiCo®
¤	Jack Greenberg – Former CEO of McDonald’s®
¤	James Lawrence – Former CFO of Unilever® and General Mills®
¤	Rick Lenny – Former CEO of Hershey's®
¤	Dick Mayer - Former CEO of Kraft Foods® and Kentucky Fried Chicken®
¤	Bob Morrison – Former CEO of Quaker Oats® and Kraft Foods®
¤	Robert Shapiro – Former CEO of Monsanto® and the NutraSweet® division of G.D Searle and Company®

Acting through Brightline Ventures, a New York-based investment firm, each of these advisors have invested in the company following due diligence. Brightline has invested over $11.4 million in Z Trim Holdings and is the company’s largest institutional investor.

Z Trim is a natural, minimally processed, taste-neutral, zero calorie food ingredient originally developed and patented by the USDA made from corn bran and oat hull through a patented process owned exclusively by Z Trim Holdings. Designed for use in a wide range of food applications from salad dressings, baked goods and snack foods to dairy, meat and poultry products, Z Trim can provide a number of unique benefits to food manufacturers that include extending shelf-life, reducing calories, fat and trans-fat content, adding dietary fiber, reducing oil separation and lowering product manufacturing costs.

“We are extremely pleased to have such a strong and experienced group of advisors join the Z Trim team,” said CEO Steve Cohen. “Not only do we have the benefit of a deep pool of talented executives to help guide us, but it’s gratifying to know that each have decided to personally invest in the company after learning more about our products and impact they can have on global food production.  In 2011, we have added significant pieces – an agreement with a high-capacity toll manufacturer, a network of ingredient distributors, and now, a stellar group of advisors – to begin to fulfill the promise of our revolutionary products.”

“Z Trim is a unique ingredient that solves a number of problems for food companies, starting with cost reduction,” said Dick Mayer, a Former CEO of Kraft Foods and Kentucky Fried Chicken “Beyond that, it adds functionality to the product through moisture management. The fact that it has already shown the ability to enhance a number of high volume products from leading manufacturers is a very strong indicator of its potential in the food industry.”

“Now that the Company has taken steps to put a plan in place to address production capacity constraints by entering into an agreement with toll manufacturer Aveka, I look forward to helping the company capitalize upon its opportunity within its $30 billion addressable market,” said Roger Enrico, a Former CEO of PepsiCo.

According to Former CEO of McDonald’s Jack Greenberg, “An ingredient like Z Trim that can simultaneously reduce cost while improving the taste and nutritional characteristics of an end product could be very valuable to the quick service restaurant industry.”

Former Chief Technology Officer of Procter & Gamble Gordon Brunner added, “I am pleased to see that the Company has taken steps to scale its production process effectively. The next few years should be very exciting.”

ABOUT Z TRIM®

Z Trim Holdings, Incorporated, www.ztrim.com, deploys technology, formulation, and product performance solutions built around cutting edge multifunctional dietary fibers for both domestic and international food markets. Made from either corn bran or oat hulls, Z Trim® fiber ingredients contribute multifunctional attributes for food product design and processing, including moisture management, texture and appearance quality, fat and calorie reduction, clean labeling, and cost-control. Z Trim® can provide enhanced eating quality, outstanding product performance, and frequently, improved nutritional profiles in meats, sauces, dressings, microwaveable hand-held snacks, baked goods, fillings, toppings, prepared meals, ice cream, cream cheese, dips, and many other food products.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to our history of operating losses, that our auditors have expressed substantial doubt regarding our ability to continue as a going concern, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company Contact:
Angela Strickland
(847) 549-6002

Media Relations:
Michael Glickman
mglickman@allianceadvisors.net
(917) 596-1883

Investor Relations:
Alliance Advisors
Alan Sheinwald
asheinwald@allianceadvisors.net
(212) 398-3486

Legend Securities, Inc.
Thomas Wagner
twagner@legendsecurities.com
(718) 233-2627